Wellness Center USA Inc. and JMJ Financial Enter Note Termination Agreement.

FOR IMMEDIATE RELEASE

SCHAUMBURG, IL–March 19, 2015 (GLOBE NEWSWIRE)-Wellness Center USA, Inc. (OTCQB: WCUI), today announced that it and JMJ Financial (“JMJ”) have entered into a Note Termination Agreement terminating the $350,000 Promissory Note dated April 16, 2014 (the “Note”) with JMJ. The Note provided a loan arrangement pursuant to which the Company could borrow up to $350,000 in principal amount. It also provided JMJ certain rights to convert amounts payable under the Note into shares of common stock of the Company pursuant to a conversion formula referenced to the closing price of Company shares over a 25-day trading period.  Pursuant to the Note, JMJ paid the Company $150,000 on April 16, 2014 and an additional $50,000 on June 24, 2014.

As of the date of the Termination Agreement, the outstanding balance on the Note was $127,400.77. The Note did not permit the Company to repay the Note in cash any time after the 90th day from the Effective Date of each loan advance and prior to the Maturity Date, other than through conversions of the Company’s shares at the sole option of JMJ. Pursuant to the Note Termination Agreement executed on March 18, 2015, JMJ has agreed to permit full repayment of the Note in the sum of $200,000 payable in two installments of $100,000 each on March 20, 2015, and on April 24, 2015, respectively. In exchange for the agreed upon premium to be paid by the Company, JMJ no longer has the right to convert any portion of the remaining loan balance into WCUI shares, unless the Company defaults on its repayment terms. As of March 19, 2015 the Company completed the first payment to JMJ in the amount of $100,000 and accordingly the balance under the Note Termination Agreement stands at $100,000 and is payable on or before April 24, 2015.

“We are pleased that we were able to reach an agreement with JMJ.  The JMJ loan arrangement enabled us to address funding requirements during a period of adjustments, but we consider settlement of the Note as a major benefit to the Company and its shareholders because it eliminates the risk of further conversions and potential dilution of market value,” stated Mr. Andrew Kandalepas, CEO & Chairman of WCUI. “Additionally, termination of the JMJ Note will cause improvement in the Company’s balance sheet as this Note was treated as a derivative therein. Presently, there are no other financing instruments outstanding,” Kandalepas, continued.

About Wellness Center USA, Inc.

Wellness Center USA, Inc. (www.wellnesscenterusa.com) is a hybrid healthcare company that combines best in class technologies, software, devices, providers, protocols, goods, and services. It was created to address important healthcare and wellness needs via breakthrough solutions, all centered around the “well-being of the body and mind”. Wellness Center USA, Inc. is the parent company of three businesses reporting consolidated: Stealth Mark, National Pain Centers, and Psoria-Shield.

Safe Harbor Statement:

Certain statements and projections contained in this presentation that are not statements or financial results of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements and projections include statements regarding any proposed exchange transactions, the anticipated closing date of such transactions and future results following a closing of the transactions. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “pending”, “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” While it is not possible to identify all factors, risks and uncertainties that might relate to, affect or arise from the proposed transactions and plans which might cause actual results to differ materially from expected results, such factors, risks and uncertainties include delays in completing the transactions, difficulties in integrating operations following the transactions, difficulties in manufacturing and delivering products, potential market rejection of products or services, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the parties are engaged, changes in the securities markets and other factors, risks and uncertainties disclosed from time to time in documents that the Company files with the SEC.

Contact Info:

At Wellness Center USA, Inc.

Tel: (847) 925-1885

www.wellnesscenterusa.com

Investor Relations Contact:

Arthur Douglas & Associates, Inc.

Arthur Batson

Phone: 407-478-1120

www.arthurdouglasinc.com